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                                                                       Exhibit 2

                                 PROMISSORY NOTE

$750,000.00                                                       April 22, 1999
                                                      Philadelphia, Pennsylvania

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned (each jointly and severally if more than one person and herein referred to and obligated as "Debtor") promises to pay to the order of THE HERSHHORN GROUP ("Bank") at its offices in Philadelphia, Pennsylvania, or at any other location that Bank may designate, in lawful money of the United States, the Principal sum of Seven hundred fifty thousand---and---00/100 Dollars, or such lesser amount which may be advanced to Debtor by Bank in its sole and absolute discretion, which shall, if not sooner paid, be payable on October 9, 1999. Interest shall accrue from the date of the first draw on the unpaid principal balance outstanding, from time to time, at the rate of 4% above the prime rate of interest of National City Bank of Ohio (as defined below). Interest shall be payable monthly commencing May 1, 1999, and thereafter on the same day of each succeeding month.

SECURITY INTEREST: Debtor hereby grants to Bank a lien on and security interest in and to all property of Debtor, except the stock of the subsidiaries of Fix-Corp International, Inc., as security for the prompt payment as and when due of all amounts owing under this Note, including any renewals, extensions and/or modifications thereof, together with all other existing and future liabilities and obligations of Debtor to Bank (including without limitation any debt, liability or obligation owing from Debtor to others which Bank may obtain by assignment or otherwise) and out of whatever transactions arising (herein collectively called the "Obligations") . This lien and security interest includes, without limitation, any balance or share belonging to Debtor of any deposit, agency, trust, escrow or other account with Bank, and any other amounts which may be owing from time to time by Bank to Debtor. The lien of the security interest granted by Debtor shall be subordinate to the liens of Coast Business Credit and Medalian Capital, Inc.

INTEREST ACCRUAL - Interest shall be calculated hereunder for the actual number of days that the principal is outstanding, based on a year of three hundred and sixty-five (365) days, unless otherwise specified. If interest is calculated by Bank's prime rate of interest, the term "prime rate of interest" shall mean that rate of interest charged by National City Bank of Ohio, from time to time, as its prime rate of interest, which may not be the lowest rate of


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National City's prime rate of interest shall become effective on the day that
National City enters the change on its books. Interest shall continue to accrue on the principal at the rate(s) specified above notwithstanding any demand for payment, acceleration and/or the entry of judgment against Debtor, until all principal has been paid in full.

PREPAYMENTS - Unless otherwise agreed to in writing by Debtor, this Note may be prepaid, in whole or in part, without penalty. However, if this Note is payable in installments, any prepayment shall be applied to the installments payable hereunder in their inverse order of maturity (last installment due credited first) and the number of installments shall be correspondingly reduced. No prepayment shall reduce the amount of or relieve Debtor from paying any scheduled installment until the principal and interest of this Note has been paid in full.

LATE PAYMENTS - If any payment of principal or interest is not received in full by Bank within fifteen (15) days after the due date thereof, there shall be added to the Obligations a late charge equal to four (4%) percent of the amount past due.

EVENTS OF DEFAULT - Each of the following shall constitute an "Event of Default": (1) the nonpayment when due of any amount payable under this Note or of any amount when due under or on any of the Obligations, or the failure of Debtor to observe or perform any agreement of any nature whatsoever with Bank; of (2) any information or signature furnished to Bank by Debtor in connection with any of the Obligations is materially false or incorrect.

BANK'S RIGHTS UPON DEFAULT - Upon the occurrence of any Event of Default, and upon the giving of five (5) days prior written notice to Debtor, Bank may do any or all of the following: (1) Accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof; (2) Exercise all of the rights and remedies of a secured party under the Ohio Uniform Commercial Code (or under the laws of any other jurisdiction in which any collateral security for the Obligations may be located), and all of its rights and remedies under any security agreement, pledge agreement, mortgage, power, or other document issued in connection with or arising out of or relating to any of the Obligations (the "Loan Documents") .

APPLICATION OF FUNDS - All sums realized by Bank on account of the Obligations, from whatever source received, shall be applied first to any fees and expenses (including attorneys' fees) incurred by Bank, second to accrued and unpaid interest and late charges, and then to principal. Debtor waives and releases any right to require


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Bank to collect any of the Obligations from any collateral under any theory of marshalling of assets or otherwise. Debtor authorizes Bank to apply the proceeds of any collateral in which Obligor has any right, title or interest against any of the Obligations in any manner or order that Bank may determine.

PAYMENT OF COSTS AND ATTORNEYS' FEES - Debtor shall be liable, and shall reimburse Bank on demand, for all attorneys' fees and expenses incurred by Bank in the event that Bank engages an attorney to represent it in connection with
(1) any alleged default by Debtor under any of the Loan Documents issued in connection with or arising out of any of the Obligations, (2) the enforcement of any of the Bank's rights and remedies under any of the Loan Documents, (3) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against Debtor and/or (4) any potential and/or actual litigation arising out of or related to any of the foregoing, the Loan Documents or any of the Obligations. Debtor shall also be liable and shall reimburse Bank on demand for all other costs and expenses incurred by Bank in connection with the collection, preservation and/or liquidation of any collateral security for any of the Obligations and/or in the enforcement of Debtor's obligations under any of the Loan Documents.

MISCELLANEOUS - Debtor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Debtor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Bank under the terms of this Note. The rights and privileges of Bank under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Debtor made in connection with this Note shall bind Debtor's personal representatives, heirs, successors and assigns. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. The waiver or failure of Bank to exercise any right or remedy to which it may be entitled in any Event of Default shall not be deemed to be a waiver in any subsequent Event of Default. The rights and remedies of Bank under this Note and the other Loan Documents shall be in addition to any other rights and remedies available to Bank at law or in equity, all of which may be exercised singly or concurrently. This Note has been delivered to and accepted by Bank in Ohio and shall be governed by the laws of that State. The parties agree to the exclusive jurisdiction of the federal and state courts located in Ohio in connection with any matter arising hereunder, including the collection and enforcement hereof, except as Bank may otherwise elect.


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         IN WITNESS WHEREOF, Debtor has duly executed this Note the day and year first above written and has hereunto set hand and seal .


    FIX-CORP INTERNATIONAL, INC.                       ATTEST:

By: /s/ James L. Trichon                                 /s/ M???
   ------------------------------------------          --------------------------------
                                                                 [SEAL]


    PALLET TECHNOLOGY, INC.                            ATTEST:


By: /s/ James L. Trichon                                 /s/ M???
   ------------------------------------------          --------------------------------
                                                                 [SEAL]


    POLYSTYLE INDUSTRIES, INC.                         ATTEST:


By: /s/ James L. Trichon                                 /s/ M???
   ------------------------------------------          --------------------------------
                                                                 [SEAL]


FIXCOR INDUSTRIES, INC.                                ATTEST:


By: /s/ James L. Trichon                                 /s/ M???
   ------------------------------------------          --------------------------------
                                                                 [SEAL]

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